UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 21, 2013
Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 McInnis Parkway
San Rafael, California 94903
(Address of principal executive offices, including zip code)
(415) 507-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Director
On March 21, 2013, the Board of Directors (the “Board”) of Autodesk, Inc. (the “Company”) elected Tom Georgens to the Board.
Mr. Georgens, age 53, has served as the Chief Executive Officer and President of NetApp, Inc. (“NetApp”), a provider of data management solutions, since August 2009, and as a member of its board of directors since March 2008. Mr. Georgens joined NetApp in October 2005 as Executive Vice President and General Manager of Enterprise Storage Systems, served as Executive Vice President of Product Operations from January 2007 through February 2008, and as President and Chief Operating Officer from February 2008 to August 2009. From 1996 to 2005, Mr. Georgens served in various roles at LSI Corporation (“LSI”), an electronics design company, and its subsidiaries, including as Chief Executive Officer of Engenio, President of LSI Logic Storage Systems, and Executive Vice President of LSI Logic. Prior to LSI, Mr. Georgens spent 11 years at EMC Corporation, a computer storage and data management company, in a variety of engineering and marketing positions. Mr. Georgens received B.S. and M.Eng. degrees in computer and systems engineering from Rensselaer Polytechnic Institute and an MBA from Babson College.
Mr. Georgens will participate in the non-employee director compensation arrangements described in the Company’s 2012 annual proxy statement filed with the SEC on April 24, 2012. Under the terms of those arrangements, he will receive, among other things, annual compensation of $75,000 and an initial restricted stock unit grant to acquire 12,400 shares of the Company’s common stock, which vests over a three-year period, under the Company’s 2012 Outside Directors’ Stock Plan. There are no arrangements or understandings between Mr. Georgens and any other persons pursuant to which Mr. Georgens was named a director of the Company. Mr. Georgens does not have any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. In addition, Mr. Georgens executed the Company’s standard form of indemnification agreement. Mr. Georgens has not entered into any other material plan, contract, arrangement or amendment in connection with his appointment to the Board.
Mr. Georgens is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Board has not made any determinations at this time as to which committees, if any, Mr. Georgens may be appointed.
On March 25, 2013, the Company issued a press release regarding the appointment of Mr. Georgens to the Board. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Carl Bass Employment Agreement
On March 21, 2013, the Company entered into an amended and restated employment agreement with Carl Bass, the Company’s President and Chief Executive Officer, which will be effective April 1, 2013 (the “Bass Agreement”). The Bass Agreement replaces and supersedes the employment agreement dated March 8, 2012, between the Company and Mr. Bass.
During the term of the Bass Agreement, Mr. Bass will receive an annual base salary of $1,030,000. In addition, Mr. Bass will be eligible to participate in the Autodesk Executive Incentive Plan (the “EIP”) at a target level of not less than 125% of his annual base salary, subject to the terms of the EIP. Either Mr. Bass or the Company may terminate the employment relationship upon 30 days written notice to the other party.

Pursuant to the Bass Agreement, the Company has agreed to continue to nominate Mr. Bass to serve as a member of the Board. In addition, the Company has agreed to provide Mr. Bass with certain severance benefits, including the acceleration of certain equity awards, in the event Mr. Bass’s employment is terminated by the Company without cause or if Mr. Bass resigns for good reason (as such terms are defined in the Bass Agreement), including if such termination or resignation is in connection with a change of control or following the completion of a transition period (as such terms are defined in the Bass Agreement) requested by the Board.
Mr. Bass will continue to be eligible to receive long term incentive equity awards customarily granted to executive officers, as well as to participate in all other benefit plans, policies and arrangements (other than the Company’s Executive Change in Control Program) that are applicable to other senior executives of the Company, as such may exist from time to time.
For further information regarding the terms and conditions of the Bass Agreement, reference is made to the complete text of the agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.
Approval of Executive Participation in Executive Incentive Plan for Fiscal Year 2014
On March 21, 2013, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board determined the target awards and payout formulas for fiscal year 2014 under the EIP. The EIP is an annual cash incentive plan intended to motivate and reward participants to ensure the Company achieves its annual financial and non-financial objectives. The EIP was approved by the stockholders in June 2010. Each of the Company’s executive officers is eligible to participate in the EIP.
For each executive participant, the Compensation Committee previously established a target award equal to a specified percentage of such participant’s base salary ranging from 20% to 125% (the “Participant’s Target Amount”). The Compensation Committee determined a funding/payout formula for the EIP in general and for each participant individually related to achievement of certain revenues for fiscal 2014, as well as certain non-GAAP operating margin levels for fiscal 2014. The funding/payout formula for Mr. Bass also includes metrics related to the achievement of certain non-GAAP earnings per share levels for fiscal 2014.
The actual bonuses payable for fiscal 2014 (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Compensation Committee and other factors set forth in the EIP, such as individual performance. Accordingly, each participant could receive a bonus ranging from zero percent of the participant’s Target Amount (for performance falling short of the goals) to a percentage in excess of the participant’s Target Amount (for performance exceeding the goals). The Compensation Committee retains discretion to reduce or eliminate (but not increase) the bonus that otherwise would be payable based on actual performance. A participant must be an employee on the date of the bonus payout for fiscal 2014 (if any) in order to be eligible for any bonus under the EIP.
Sales Commission Plan with Steven Blum
On March 21, 2013, the Compensation Committee approved the fiscal 2014 Sales Commission Plan and compensation targets for Steven Blum, the Company’s Senior Vice President, Worldwide Sales and Services. Mr. Blum’s Sales Commission Plan ties a portion of his targeted cash compensation to sales commissions based on achievement of specific revenue and contribution margin objectives. For fiscal 2014, Mr. Blum’s commission-based cash incentive target was set at approximately 30% of his overall targeted cash compensation, which includes base salary and short term cash incentives (including, but not limited to, Mr. Blum’s participation in the EIP and commission-based cash incentive).

Adoption of Performance Stock Unit Program
On March 21, 2013, the Compensation Committee granted Restricted Stock Unit (“RSU”) and Performance Stock Unit (“PSU”) awards to certain executives.
The RSUs vest annually over a three year period from the date of grant. The amounts of RSUs granted to these executives individually ranged from 12,500 to 84,000.
The PSUs provide for the grant of a maximum number of restricted stock units that will be paid out in shares of the Company’s common stock if applicable performance criteria have been met. The performance criteria are based upon annual revenue and non-GAAP operating margin goals adopted by the Compensation Committee (the “Annual Financial Results”), as well as total shareholder return compared against the S&P Computer Software Select Index (“TSR”).
Each PSU covers a three year period:
• Up to one third of the PSU may vest following year one depending upon the achievement of Annual Financial Results for year one as well as 1 year TSR (covering year one).
• Up to one third of the PSU may vest following year two depending upon the achievement of Annual Financial Results for year two as well as 2 year TSR (covering years one and two).
• Up to one third of the PSU may vest following year three depending upon the achievement of Annual Financial Results for year three as well as 3 year TSR (covering years one, two and three).
The target amounts of shares that the executives could receive upon vesting of the PSUs ranged from 12,500 to 126,000.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 21, 2013, the Board amended Article III, Section 3.2 of the Company’s Bylaws to change the number of directors from nine (9) to ten (10). The amendment to the Bylaws became effective immediately upon its adoption. The Bylaws, as amended, are attached as Exhibit 3.1 hereto and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.    Description

3.1	Bylaws, as amended

10.1	Carl Bass Employment Agreement, dated March 21, 2013

99.1	Press release, dated as of March 25, 2013, entitled “Autodesk Announces Appointment of Tom Georgens to Board of Directors.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ PASCAL W. DI FRONZO
Pascal W. Di Fronzo Senior Vice President, General Counsel and Secretary
Date: March 25, 2013

EXHIBIT INDEX
Exhibit No.    Description

3.1	Bylaws, as amended

10.1	Carl Bass Employment Agreement, dated March 21, 2013

99.1	Press release, dated as of March 25, 2013, entitled “Autodesk Announces Appointment of Tom Georgens to Board of Directors.”